EXHIBIT 10.19

 AMENDMENT TO LOAN AGREEMENTS and NOTES

BY AND BETWEEN

ISRAMCO, INC.
as Borrower,

and

I.O.C. – ISRAEL OIL COMPANY, LTD.

Effective as of March 1, 2013

AMENDMENT TO LOAN AGREEMENTS and NOTES

This AMENDMENT TO LOAN AGREEMENTS and NOTES (this “Amendment”) executed effective as of March 1, 2013 (the “Effective Date”), is between ISRAMCO, INC., a corporation formed under the laws of the State of Delaware, and I.O.C. – ISRAEL OIL COMPANY, LTD., an Israeli limited company (together with its successors and assigns “Lender”).

R E C I T A L S:

A.          Borrower and Lender are parties to certain Loan Agreements dated with the original principal amounts as follows:

a.	February 27, 2007 - $12 million

b.	July 14, 2009 - $6 million

c.	March , 2009 - $11 million

d.	March 29, 2012 - $3.5 million

e.	April 29, 2012 - $10 million

pursuant to which Lender agreed to make loans to and extensions of credit on behalf of Borrower; and

B.           Borrower and Lender desire to amend all existing Loan Agreements and Notes between the parties in the particulars hereinafter provided.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Terms Defined in Loan Agreement.  Each term defined in the Loan Agreement and used herein without definition shall have the meaning assigned to such term in the Loan Agreement, unless expressly provided to the contrary.

ARTICLE II

AMENDMENTS TO LOAN AGREEMENT

Borrower and Lender agree that the Loan Agreements and respective notes are hereby amended, effective as of the Effective Date, in the following particulars.

Maturity Date: shall mean, unless the Note is sooner accelerated pursuant to the loan Agreement, December 31, 2018.

Payment:

Interest: All accrued interest shall be due and payable on December 31 of each year with the first payment due December 31, 2014 and a similar interest only payment due December 31, 2015, December 31, 2016, December 31, 2017, and finally December 31, 2018

Amendment to Loan Agreements and Notes

Principal:  The Principal (as of the date of this Agreement) will be paid in four equal installments paid on December 31 with the first installment due December 31, 2015 and a similar payment due on December 31, 2016, December 31, 2017 and finally along with the accrued interest the final payment of remaining principal will be paid on December 31, 2018.

Maturity:  The Maturity of the Loan Agreement and Note will be changed to December 31, 2018

Any provision in either the Loan Agreement or the Note of any of the amended agreements that are not in agreement with the above provisions of this Article II are hereby amended to be in conformity with these maturity date, payment of interest, payment of principal provisions.

ARTICLE III

CONDITIONS

The enforceability of this Amendment against Lender is subject to the satisfaction of the following conditions precedent:

Loan Documents.  Lender shall have received multiple original counterparts, as requested by Lender, of this   Amendment executed and delivered by a duly authorized officer of Borrower and Lender.

Representations and Warranties.  Except as affected by the transactions contemplated in the Loan Agreement and this Amendment, each of the representations and warranties made by Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects as of the Effective Date, as if made on and as of such date.

No Default.  No Default or Event of Default shall have occurred and be continuing as of the Effective Date.

No Change.  No event shall have occurred since the Closing Date, which, in the reasonable opinion of Lender, could have a Material Adverse Effect.

Security Instruments.  All of the Security Instruments shall be in full force and effect and provide to Lender the security intended thereby to secure the Indebtedness, as amended and supplemented hereby.

Other Instruments or Documents.  Lender or counsel to Lender shall receive such other instruments or documents as they may reasonably request.

ARTICLE IV

MISCELLANEOUS

Adoption, Ratification and Confirmation of Loan Agreement.  Each of Borrower and Lender does hereby adopt, ratify and confirm the Loan Agreement, as amended hereby, and acknowledges and agrees that the Loan Agreement, as amended hereby, is and remains in full force and effect.

Amendment to Loan Agreements and Notes

Successors and Assigns.  This   Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Loan Agreement.

Counterparts; Electronic Delivery of Signature Pages.  This   Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute the same instrument and shall be enforceable as of the Effective Date upon the execution of one or more counterparts hereof by Borrower, and Lender.  In this regard, each of the parties hereto acknowledges that a counterpart of this   Amendment containing a set of counterpart executed signature pages reflecting the execution of each party hereto shall be sufficient to reflect the execution of this   Amendment by each necessary party hereto and shall constitute one instrument.  Delivery of an executed signature page of this   Amendment by facsimile or e-mail shall be effective as delivery of an original executed signature page of this   Amendment.

Number and Gender.  Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular.  Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.  Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.

Entire Agreement.  This   Amendment constitutes the entire agreement among the parties hereto with respect to the subject hereof.  All prior understandings, statements and agreements, whether written or oral, relating to the subject hereof are superseded by this   Amendment.

Invalidity.  In the event that any one or more of the provisions contained in this   Amendment shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this   Amendment.

Titles of Articles, Sections and Subsections.  All titles or headings to Articles, Sections, subsections or other divisions of this   Amendment or the exhibits hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or exhibits, such other content being controlling as the agreement among the parties hereto.

Governing Law.  This   Amendment shall be deemed to be a contract made under and shall be governed by and construed in accordance with the internal laws of the State of Texas.

This   Amendment, the Loan Agreement, as amended hereby, the Note, and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.

Amendment to Loan Agreements and Notes

IN WITNESS WHEREOF, the parties hereto have caused this   Amendment to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

BORROWER:	ISRAMCO, INC.
By: Edy Francis, Chief Financial Officer

LENDER:	I.O.C. - ISRAEL OIL COMPANY, LTD. By: By: ______________________________________

Amendment to Loan Agreements and Notes